EXHIBIT 3.1

RESTATED

BYLAWS

of

AMERICAN TECHNOLOGY CORPORATION

(a Delaware Corporation)

(As Amended and Restated March 21, 2006)

ARTICLE I

General

1.00. Applicability. These Bylaws provide rules for conducting the business of this corporation (the “Company”). Every shareholder and person who subsequently becomes a shareholder, the Board of Directors, Committees and Officers of the Company shall comply with these Bylaws, as amended from time to time. All Bylaws and resolutions heretofore adopted by the Board of Directors are hereby repealed, to the extent in conflict with the provisions of these Bylaws.

2.00. Offices. The principal office of Company shall be selected by the Board of Directors from time to time and may be within or without the State of Delaware. The Company may have such other offices, within or without the State of Delaware, as the Board of Directors may, from time to time, determine. The registered office of the Company required by the General Corporation Law of Delaware to be maintained in Delaware may be, but need not be, identical with the principal office if in Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

3.00. Definition of Terms. Terms defined in the Company’s Certificate of Incorporation, as amended and restated from time to time in effect (the “Charter”), shall have the same meanings when used in these Bylaws.

ARTICLE II

Stock and the Transfer Thereof

1.00. Stock Certificates. The shares of the Company’s capital stock shall be represented by consecutively numbered certificates signed by the President or a Vice President and the Secretary or Assistant Secretary of the Company, and sealed with the seal of the Company, or a facsimile thereof. If certificates are signed by a transfer agent and registrar other than the Company or an employee thereof, the signatures of the officers of the Company may be facsimile. In case any officer who has signed (by real or facsimile signature) a certificate shall have ceased to hold such office before the certificate is issued it may be issued by the Company with the same effect as if he continued to hold such office on the date of issue. Each certificate representing shares shall state upon the face thereof: (i) that the Company is organized under the laws of the State of Delaware; (ii) the name of the person to whom issued; (iii) the number, class and series (if any) of shares which such certificate represents; and (iv) the par value, if any, of the shares represented by such certificate, or a statement that the shares have no par value.

If any class or series of shares is subject to special powers, designations, preferences or relative, participating or other special rights, then such (together with all qualifications, limitations or restrictions of such preferences or rights) shall be set forth in full or summarized on the certificate representing such class or series. Moreover, each certificate shall state that the Company will furnish, without charge, to the registered holder of the shares represented by such certificate who so requests a statement setting forth such information in full.

Each certificate also shall set forth restrictions upon transfer, if any, or a reference thereto, as shall be adopted by the Board of Directors or by the shareholders, or as may be contained in this Article II. Any shares issued without registration under the Securities Act of 1933, as amended, shall bear a legend restricting transfer unless such shares are registered under such act or an exemption from registration is available for a proposed transfer.

2.00. Consideration for Shares. Shares shall be issued for such consideration or considerations as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Company for such consideration as may be fixed from time to time by the Board of Directors. No shares shall be issued for less than the par value thereof. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually received by or performed for the Company or for its benefit or in its formation or reorganization, or as otherwise permitted in the Charter.

3.00. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors when authorizing such issue of a new certificate or certificates may in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require, and/or furnish to the Company a bond in such sum as it may direct, as indemnity against any claim that may be made against the Company. Except as hereinabove in this section provided, no new certificate or certificates evidencing shares of stock shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate or certificates are issued, shall be surrendered for cancellation.

4.00. Registered Holder as Owner. The Company shall be entitled to treat the registered holder of any shares of the Company as the owner of such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Company shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the Company shall not be entitled to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the Company, until such purchaser, assignee, or transferee has become the registered holder of such shares.

5.00. Reversions. Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within TWO years after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Company to pay the dividend or redemption price or deliver the certificate(s) for the shares to such shareholders within such time shall, at the expiration of such time, revert in full ownership to the Company, and the Company’s obligation to pay any such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, that the Board of Directors may at any time and for any reason satisfactory to it, but need not, authorize (i) payment of the amount of cash or property dividend or (ii) issuance of any shares, ownership of which has reverted to the Company pursuant to this Section of Article II, to the person or entity who or which would be entitled thereto had such reversion not occurred.

6.00. Returned Certificates. All certificates for shares changed or returned to the Company for transfer shall be marked by the Secretary “CANCELLED,” with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

7.00. Transfer of Shares. Upon surrender to the Company or to a transfer agent of the Company of a certificate of stock endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Company to issue a new certificate, upon payment by the transferree of such nominal charge therefor as the Company or its transfer agent may impose. Each such transfer of stock shall be entered on the stock book of the Company. Respecting any securities issued in reliance upon Rule 903 of Regulation S of the Securities and Exchange Commission at any time when the Company is not a “reporting issuer” as defined in Regulation S, no transfer of such securities shall be registered unless made in accordance with the provisions of Regulation S, except where foreign law prevents the Company from refusing to register the securities.

At any time when the Company has appointed a transfer agent for its shares, this paragraph shall apply. A transfer of shares evidenced by a certificate bearing a standard form of legend which restricts transfer of the shares (except in the event of registration or the availability of an exemption under the Securities Act of 1933) shall not require the Company’s consent if the shares to be sold are proposed to be sold in compliance with either Rule 144, Rule 701 or Rule 904 of Regulation S of the Securities and Exchange Commission and the transfer is accompanied by an opinion of counsel (which need not be the Company’s counsel) which states that the proposed transfer will comply with the applicable rule or regulation being relied upon for transfer. In view of potential liability to the Company and its officers and directors for interfering without firm and clear legal grounds in the making of, or delaying, any sale of the Company’s shares pursuant to Rules 144, 701 or 904, it is declared to be the Company’s policy not to interfere with, object to or hinder, in any way, any transfer proposed to be made pursuant to either of Rules 144, 701 or 904, if accompanied by an opinion of counsel which states that the proposed sale will, in the manner proposed to be made, comply with the applicable rule or regulation being relied upon for sale. The Company shall be deemed automatically to have consented to any transfer which complies with the immediately preceding sentence.

1.01. Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be counter signed and registered by one or more of such transfer Agents and registrars. Any powers or duties with respect to the transfer and registration of certificates may be delegated to the transfer agent and registrar.

ARTICLE II

Meetings of the Shareholders

2.01. Annual Meeting.

(a) The annual meeting of the shareholders of the Company, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Company entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors or a duly authorized committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Company in accordance with the provisions of paragraph (b) of this Section 3.01. Such shareholder’s notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company that are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 3.01. At the request of the Board of Directors, any person nominated by a shareholder for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) For purposes of this Section 301, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

2.02. Special Meetings.

(a) Special meetings of the shareholders of the Company may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than 10 percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the Company. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 3.03 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

2.03. Notice of Meetings. Except as otherwise provided by law, the Charter or these Bylaws, written notice of any annual or special meeting of the shareholders shall state the place, date, and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting not fewer than 10 nor more than 60 days prior to the meeting by any means permitted in Section 9.01 hereof. No business other than that specified in the notice of a special meeting shall be transacted at any such special meeting.

2.04. Record Date. In order that the Company may determine shareholders of record who are entitled (i) to notice of or to vote at any shareholders meeting or adjournment thereof, (ii) to express written consent to corporate action in lieu of a meeting, (iii) to receive payment of any dividend or other distribution, or (iv) to allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or in order that the Company may make a determination of shareholders of record for any other lawful purpose, the Board of Directors may fix in advance a date as the record date for any such determination. Such date shall not be more than 60 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken, and in no event may the record date precede the date upon which the Directors adopt a resolution fixing the record date.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is given (as defined in Section 9.01 hereof) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjournment. The record date for determining shareholders entitled to consent to corporate actions without a meeting shall be fixed as provided in Section 3.12 hereof.

2.05. Voting List. At least 10 days but not more than 60 days before any meeting of shareholders, the officer or transfer agent in charge of the Company’s stock transfer books shall prepare a complete alphabetical list of the shareholders entitled to vote at such meeting, which list shows the address of each shareholder and the number of shares registered in his or her name. The list so prepared shall be maintained at the corporate offices of the Company and shall be open to inspection by any shareholder, for any purpose germane to the meeting, at any time during usual business hours during a period of no fewer than 10 days prior to the meeting. The list shall also be produced and kept open at any shareholders meeting and, except as otherwise provided by law, may be inspected by any shareholder or proxy of a shareholder who is present in person at the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the list of shareholders and to vote at any meeting of shareholders.

2.06. Quorum; Adjournments.

(a) The holders of a majority of the total voting power at any shareholders meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all shareholders meetings, except as otherwise provided by law or by the Charter.

(b) If a quorum is not present in person or by proxy at any shareholders meeting, a majority of the voting shares present or represented shall have the power to adjourn the meeting from time to time to the same or another place within 30 days thereof and no further notice of such adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

(c) Even if a quorum is present in person or by proxy at any shareholders meeting, a majority of the voting shares present or represented shall have the power to adjourn the meeting from time to time, for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a new date which is not more than 30 days after the date of the original meeting.

(d) Any business which might have been transacted at a shareholders meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 3.06 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section to the contrary notwithstanding, if an adjournment is for more than 30 days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

(e) The shareholders present at a duly called meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.07. Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing by the shareholder or by his duly authorized attorney in fact. Any proxyholder shall be authorized to sign, on the shareholder’s behalf, any written consent for shareholder action taken in lieu of a meeting. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A stockholder may authorize another person or persons to act for such stockholder as proxy in any manner permitted under the General Corporation Law of Delaware.

2.08. Voting of Shares. At any shareholders meeting every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law, by the Articles or in the Board resolution authorizing the issuance of shares, each shareholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the Company’s books. Except as otherwise provided by law or by the Articles, all matters submitted to the shareholders for approval shall be determined by a majority of the votes cast (not counting abstentions) at a legal meeting commenced with a quorum.

2.09. Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the Company in a fiduciary capacity, nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares hold by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.10. Chairman. The Chairman of the Board of Directors of the Company, if there is one, or is his absence, the President, shall act as chairman at all meetings of shareholders.

2.11. Manner of Shareholder Voting. Voting at any shareholders meeting shall be oral or by show of hands; provided however, that voting shall be by written ballot if such demand is made by any shareholder present in person or by proxy and entitled to vote.

2.12. Action by Stockholders Without a Meeting; Record Date. Unless otherwise provided in the Charter, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders or members to take action are delivered to the Company by delivery to its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders or members are recorded.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Company can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (B) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Company by delivery to its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders or members are recorded. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders or members are recorded if, to the extent and in the manner provided by resolution of the Board of Directors or governing body of the Company.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in this section. If the action which is consented to is such as would have required the filing of a certificate under any other section of this title, if such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders or members, that written consent has been given in accordance with this section.

The record date for determining stockholders entitled to consent to corporate actions in writing without a meeting shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date was adopted. However, if no consent record date is fixed, the consent record date shall be, respectively: (1) if prior action by the Board of Directors is required under the General Corporation Law of Delaware for the consent to be validly taken, the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (2) if prior action by the Board of Directors is not so required, the first date on which a properly signed and dated consent setting forth the action taken or proposed to be taken is delivered as required above.

2.13. Presiding Officers; Order of Business.

(a) Shareholders meetings shall be presided over by the Chairman of the Board; or if the Chairman (and Vice Chairman) is not present, by the President; or if the President is not present, by a Vice President; or if a Vice President is not present, by such person chosen by the Board of Directors; or if none, by a chairperson to be chosen at the meeting by shareholders present in person or by proxy who own a majority of the voting power present. The Secretary of a shareholders meeting shall be the Secretary of the Company; or if the Secretary is not present, an Assistant Secretary, or if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors; or if none, by such person who is chosen by the chairperson at the meeting.

(b) The following order of business, unless otherwise ordered at the shareholders meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

1.	Calling of the shareholders’ meeting to order.

2.	Presentation of proof of mailing of the notice of the meeting and, if a special meeting the call thereof.

3.	Presentation of proxies.

4.	Determination and announcement that a quorum is present.

5.	Reading and approval (or waiver thereof) of the minutes of the previous meeting of shareholders.

6.	Reports, if any, of officers.

7.	Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

8.	Consideration of the specific purpose or purposes for which the meeting has been called, other than election of directors.

9.	Transaction of such other business as may properly come before the meeting.

10.	Adjournment.

2.14. Annual Report. The President of the Company shall prepare an annual report which will set forth a statement of affairs of the Company as of the end of its last fiscal year, including a balance sheet, an income statement and a statement of changes in financial position, which need not be audited, and present them at the annual meeting of shareholders. Failure to prepare or present an annual report shall not affect the validity of any shareholder meeting. No such report need be prepared or presented for any fiscal year in which the Company was inactive, beyond a statement reflecting the inactive status. This Section shall not apply as to any fiscal year if the Company (i) was at the year end subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and subsequently furnishes to the shareholders an annual report or report on Form 10-K under such Act covering such fiscal year, or (ii) furnishes to shareholders an Information Statement which conforms to the requirements of Rule 15e2-11 of the Securities and Exchange Commission.

ARTICLE III

Directors, Powers and Meetings

3.01. General Powers. All corporate powers shall be exercised, and the business and affairs of the Company shall be managed, by or under the authority of its Board of Directors, except as otherwise provided in the General Corporation Law of Delaware or the Charter.

3.02. Number, Tenure and Qualifications. The Company’s Board of Directors shall consist of not less than three (3) and not more than seven (7) Directors, as resolved from time to time by the Board of Directors. If such number is not so fixed, the Company shall have THREE Directors. Directors shall be elected at each annual meeting of shareholders, except as otherwise provided below. Each Director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and duly qualified. Directors need not be residents of Delaware or shareholders of the Company. Directors shall be elected by plurality vote. No decrease in the number of Directors shall shorten the term of any incumbent Director.

3.03. Vacancies; Resignation.

(a) Any vacancy occurring is the Board of Directors, except resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the entire board or by a majority of the total voting power at any annual meeting or at a special meeting of shareholders called for that purpose, or by means of written shareholder consents taken in lieu of a meeting. Every director chosen to fill a vacancy as provided in this Section shall hold office until the next annual meeting of shareholders or until his successor has been elected and qualified.

(b) Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Company. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the Board or the designated officer. A resignation need not be accepted in order for it to be effective.

3.04. Removal of Directors. Any Director may be removed only by the shareholders in the manner provided in the Company’s Charter and, if no such provision appears therein, then as provided by law. Such action may be taken at any special meeting called for that purpose or by means of written shareholder consents. In case any vacancy so treated shall not be filled by the shareholders at such meeting or in the written consent effecting removal, such vacancy may be filled by a majority of the Board of Directors.

3.05. Place of Meetings. The Board of Directors may hold both regular and special meetings either within or without the State of Delaware, at such place as the Board of Directors from time to time deems advisable.

3.06. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution; provided, that any Director not present when any such resolution is passed is given notice of the resolution.

3.07. Special Meetings. A special meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after and at the same place as every special meeting of shareholders. Special meetings of the Board of Directors also may be called by or at the request of the Chairman of the Board, the President, or any two Directors upon two days’ notice to each director if such notice is delivered personally or sent by telegram, or upon five days’ notice if sent by mail.

3.08. Telephonic Meetings. One or more members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of Directors, by virtue of their participation and without further action on their part shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Company’s records.

3.09. Notice. Except as otherwise provided above, notice of the time, date and place, of every special meeting of Directors or any committee thereof shall be given. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.10. Quorum; Adjournments. A majority of the number of directors then in office, present in person or by means of conference telephone or similar equipment, shall constitute a quorum for the transaction of business at every Board meeting, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Charter or these Bylaws. If a quorum is not present at any Board meeting, the directors present may adjourn the meeting, from time to time, without notice other than announcement of the meeting, until a quorum is present.

3.11. Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board and shall be entitled to reimbursement of all reasonable expenses incurred by them in attending Board meetings. A director may waive compensation for any Board meeting. No director who receives compensation as a director shall be barred from serving the Company in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

3.12. Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail, first class, postage prepaid, to the Secretary of the Company, provided such mailing is postmarked within ten calendar days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.13. Action by Directors Without Meeting. Any action required to be taken at a meeting of the Directors of the Company or of a committee of Directors or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. A consent shall be sufficient for this Section if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

3.14. Bank Accounts, etc. Anything herein to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Company at any bank or trust company or banking institution in which the Company may maintain an account or to cash checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board of Directors may elect.

3.15. Inspection of Records. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Company and of its subsidiaries. Such inspection may be made personally or by an agent and includes the right to make copies and extracts.

3.16. Executive Committee.

(a) The Board of Directors may, by resolution adopted by a majority of the whole Board, appoint two or more of its members to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, in either case unless sooner removed as a director or member of the Executive Committee by any means authorized by the Charter or herein.

(b) The Executive Committee shall have and may exercise, to the extent provided in such resolution and except as prohibited by law, all of the rights, power and authority of the Board of Directors.

(c) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or in the absence of the Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at all meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.

3.17. Other Committees. The Board of Directors may, by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, appoint an audit committee, compensation committee, and such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

3.18. Other Provisions Regarding Committees.

(a) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any Committee. The members of any committee present at any meeting of a committee, whether or not they constitute a quorum, may appoint a director to act in the place of as absent member.

(b) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No member of a committee who receives compensation as a member of one or more committees shall be barred from serving the Company in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

(c) Unless otherwise prohibited by law, the provisions above concerning action by written consent of directors and meetings of directors by telephonic or similar means shall apply to all committees from time to time, created by the Board of Directors.

ARTICLE IV

Officers

4.01. Positions. The Company’s officers generally shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, one or more Vice Presidents if desired, a Secretary and a Treasurer. The Board of Directors may appoint one or more other officers, assistant officers and agents as it from time to time deems necessary or appropriate, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The Board may delegate to the Chairman of the Board the authority to appoint any officer or agent of the Company and to fill a vacancy other than the Chairman of the Board or President. Any two or more offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary and of President and Vice President. In all cases where the duties of any officer, agent or employee are not prescribed by these bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

4.02. Term of Office; Removal. Each officer of the Company shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then office; provided, that any officer appointed by the Chairman of the Board pursuant to authority delegated by the Board may be removed, with or without cause, at any time by the Chairman whenever the Chairman in his or her absolute discretion shall consider that the Company’s best interests shall be served by such removal. Removal of an officer by the Board (or the Chairman, as the case may be) shall not prejudice the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

4.03. Vacancies. A vacancy in any office, however occurring; may be filled by the Board or the Executive Committee, for the unexpired portion of the term by majority vote of its members, or by the Chairman of the Board in the case of a vacancy occurring in an office to which the Chairman has been delegated authority to make appointments.

4.04. Compensation. The salaries of all officers of the Company shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives compensation from the Company in any other capacity.

4.05. Chairman of the Board. The Chairman of the Board (“Chairman”), if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and meetings of shareholders at which he is present and shall exercise general supervision and direction over the implementation of Board policy affecting the affairs of the Company. Any act which may be performed by the Chief Executive Officer or President may be performed by the Chairman.

4.06. Chief Executive Officer, Chief Operating Officer. The Chairman of the Board shall, unless the Board determines otherwise, serve as the Chief Executive Officer (“CEO”) of the Company. If the Chairman is not designated the CEO, then the President shall serve as CEO. The Board may, from time to time, designate from among the executive officers of the Company an officer to serve as Chief Operating Officer (“COO”) of the Company. If the Chairman serves as the CEO, then the President shall serve as COO. If the President is designated CEO, then the Executive Vice President (or if there is none, then the next most senior Vice President) shall serve is COO. A person designated to serve in the capacity of CEO or COO shall serve at the pleasure of the Board.

A person designated Chief Executive Officer (CEO) shall have primary responsibility for and active charge of the management and supervision of the Company’s business and affairs. The CEO may execute in the name of the Company authorized corporate obligations and other instruments, shall perform such other duties as may be prescribed by the Board (or Chairman, as the case may be) from time to time and, in the absence or disability of the President, shall exercise all of the duties and powers of the President. In the event that the President is not the CEO, then the CEO shall supervise the performance of the President and shall be responsible for the execution of the policies and directives of the Board. The CEO shall report directly to the Board. The CEO shall perform such other duties as may be assigned by the Board (or Chairman, as the case may be). The CEO may perform any act which, might be performed by the President.

A person designated Chief Operating Officer (COO) shall be responsible for the day-to-day management of the Company’s operations, subject to the authority of the CEO. The COO shall report directly to the CEO of the Company and shall consult with the CEO on all matters of corporate policy and material business activities of the Company. The COO shall perform such other duties as may be assigned by the Board or the CEO.

4.07. President. The President shall have general active management of the business of the Company, subject to the authority of the Chief Executive Officer if the President is not designated as such, and general supervision of its officers, agents and employees. In the absence of the Chairman and Chief Executive Officer, he shall preside at all meetings of the shareholders and of the Board. In the absence of a designated Chief Executive Officer he shall see that all policies and directives of the Board are carried into effect.

He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute in behalf of the Company written instruments appointing a proxy or proxies to represent the Company, at all meetings of the stockholders of any other company in which the Company shall hold any stock. He may, on behalf of the Company, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Company and may execute written consent and other instruments and power incident to the ownership of said stock, subject however to the instructions, if any, of the Chairman or the Board of Directors. The President shall have custody of the Treasurer’s bond, if any.

4.08. Executive Vice President. The Executive Vice President shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his death, or inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have the duties and powers of the President. He shall perform such ether duties as from time to time may be assigned to him by the President, Chairman or Board of directors.

4.09. Vice Presidents. The Vice Presidents, if any, shall assist the President and Executive Vice President and shall perform such duties as may be prescribed by the Board, the Chairman or the President. Vice Presidents in the order of their seniority shall, in the absence or disability of the Chairman and President, exercise all of the duties and powers of such officers. The Executive Vice president, if any, shall be the most senior of Vice Presidents, and the Senior Vice President, if any, shall be the next most senior of Vice President. In regard to other Vice Presidents, they shall have the respective ranks designated by the Board of Directors, or if none has been so designated, as designated by the Chairman, or if none has been so designated by the Chairman, they shall rank is the order of their respective elections to such office. The execution of any instrument on the Company’s behalf by a Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President and Executive Vice President.

4.10. Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders and the Board of Directors and record all votes and proceedings thereof in a book kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board of Directors; (iv) keep at its registered office or principal place of business within or outside Delaware a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Company’s transfer agent or registrar, (v) sign with the President, or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the Company, unless the Company has a transfer agent; and (vii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the Company’s seal and to attest the fixing thereof by his or her signature.

4.11. Assistant Secretary. The Assistant Secretary, if any (or if there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their appointment), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board, the Chairman or the Chief Executive Officer. The Chairman may appoint one or more Assistant Secretary(ies) to office.

4.12. Treasurer. The Treasurer shall, unless the Board otherwise resolves, be the principal financial officer and principal accounting officer of the Company and shall have the care and custody of all funds, securities, evidence of indebtedness and other valuable effects of the Company, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all money and other valuable effects of the Company in the name and to the credit of the Company in such depositories as from time to time may be designated by the Board. The Treasurer shall disburse the funds of the Company in such manner as may be ordered by the Board from time to time and shall render to the Chairman of the Board, the President and the Board; at regular Board meetings or whenever any of them may so require, an account of all transactions and of the Company’s financial condition.

4.13. Assistant Treasurer. The Assistant Treasurer, if any (or if there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their appointment), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board, the Chairman or the Chief Executive Officer. The Chairman may appoint one or more Assistant Treasurer(s) to office.

4.14. Resignations. Any officer may resign at my time by giving written notice to the Board or to the Chairman. Such resignation shall take effect at the time specified therein and, unless specified therein, no acceptance of the resignation shall be required for the resignation to be effective.

4.15. Delegation of Duties. In the event of the absence or disability of any officer of the Company, or for any other reason the Board shall deem sufficient, the Board may temporarily designate the powers and duties, or particular powers and duties, of such officer to any other officer, or to any director.

4.16. Fidelity Bonds. The Board of Directors shall have the power, to the extent permitted by law, to require any officer, agent or employee of the Company to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board deems advisable.

ARTICLE V

Indemnification

Every Director, officer, employee and agent of the Company, and every person serving at the Company’s request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company’s Charter, as it may be amended, and if no such provision appears therein, then in accordance with the laws of the State of Delaware.

ARTICLE VI

Miscellaneous

6.01. Declaration of Dividends. The Board of Directors at any regular or special meeting may declare dividends payable, whenever in the exercise of its discretion it may deem such declaration advisable and such is permitted by law. Such dividends may be paid in cash property, or shares of the Company.

6.02. Benefit Programs. Directors shall have the power to install and authorize any pension, profit sharing, stock option, insurance, welfare, educational, bonus, health and accident or other benefit program which the Board deems to be in the interest of the Company, at the expense of the Company, and to amend or revoke any plan so adopted.

6.03. Seal. The corporate seal of the Company shall be circular in form and shall contain the name of the Company, the year of its incorporation and the words “Seal, Delaware”.

6.04. Fiscal Year. The Board of Directors may fix; and from time to time change, the fiscal year of the Company. Any such adoption of or change in a fiscal year shall not constitute or require an amendment to these Bylaws.

ARTICLE VII

Amendments to Bylaws

These Bylaws may be amended or repealed in the manner provided for in the Charter, or if none is there provided by majority vote of the Board of Directors, taken at any meeting or by written consent, subject to the shareholders’ right to change or repeal any Bylaws so made or adopt new Bylaws by vote of at least two thirds (2/3) of the total voting power. Bylaws amendments may be proposed by any Director or shareholder. Any action, duly taken by the Board or the shareholders which conflicts or is inconsistent with these Bylaws (as they may be amended) shall constitute an amendment of the Bylaws, if the action was taken by such number of directors or shares voting as would be sufficient for amendment of the Bylaws.

ARTICLE VIII

Notices

8.01. Giving of Notice. Except as otherwise specifically provided herein or required by the General Corporation Law of Delaware, all notices required to be given under these Bylaws shall be in writing and may in every instance be effectively given (1) by hand delivery to the recipient thereof, (2) by depositing such notice in the mails, postage paid, (3) by sending such notice by electronic transmission, or (4) by any other means as may from time to time be permitted under the General Corporation Law of Delaware.

Notice given by hand delivery will be deemed given when actually received by the recipient. Notice given by mail shall be deemed given when deposited in the United States mail, postage prepaid, directed to the recipient at such recipient’s address as it appears on the records of the Company.

Notice may also be given by a form of electronic transmission consented to by the recipient to whom the notice is given; and any such consent shall be revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.02. Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or the Charter or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Charter or these Bylaws.

APPROVED AND ADOPTED by the board of Directors as of March 9, 1992, amended and restated April 13, 2004 and further amended and restated March 21, 2006.